UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 28, 2017

BAY BANKS OF VIRGINIA, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	0-22955	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

. 1801 Bayberry Court, Richmond, VA 23236

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 435-1171

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 28, 2017, Bay Banks of Virginia, Inc. (the “Company”), the holding company for VCB Financial Group, Inc. (“VCB Financial”) issued a press release announcing Vance H. Spilman has been elected to its Board of Directors.

Mr. Spilman is the Chief Executive Officer of Rainbow Station, Inc. and PRISM, LLC. LeafSpring Schools (f.k.a. “Rainbow Station”) is one of the preeminent preschool and after school providers of accredited early education. This national chain consists of franchised and corporate locations and utilizes a large scale, campus based model including clinics for mildly ill children. Previously, Mr. Spilman was President of sweetFrog Enterprises, LLC, one of the nation’s largest frozen yogurt franchisors. Prior to sweetFrog, Mr. Spilman was the Chief Financial Officer of Monument Restaurants, the largest national Five Guy’s Burgers and Fries franchisee.

Mr. Spilman received his undergraduate (B.A.) and graduate (MBA, Darden School of Business) degrees from the University of Virginia.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release, November 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAY BANKS OF VIRGINIA, INC.

	By:	/s/ James A. Wilson, Jr.
James A. Wilson, Jr.
Chief Financial Officer

November 28, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, November 28, 2017.